EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Listed Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Listed Funds Trust, for the period ended June 30, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Listed Funds Trust for the stated period.

/s/ Kacie G. Briody	/s/ Travis G. Babich
Kacie G. Briody	Travis G. Babich
President/Principal Executive Officer	Treasurer/Principal Financial Officer
Listed Funds Trust	Listed Funds Trust

Dated:	08/28/26

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Listed Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.